                                  SCHEDULE 14A
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                                (Amendment No.__)

Filed by the Registrant                      [X]

Filed by a party other than the Registrant   [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ]  Confidential, for Use of the SEC Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                 PSB GROUP, INC.
                (Name of Registrant as Specified in Its Charter)

       ___________________________________________________________________
                   (Name of Person(s) Filing Proxy Statement,
                            if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies: ______

     (2)  Aggregate number of securities to which transaction applies: _________

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ___________

     (4)  Proposed maximum aggregate value of transaction: _____________________

     (5)  Total fee paid: ______________________________________________________

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.

     Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid: ______________________________________________

     (2)  Form, Schedule or Registration Statement: ____________________________

     (3)  Filing Party: ________________________________________________________

     (4)  Date Filed: __________________________________________________________

                                 PSB GROUP, INC.
                             1800 EAST 12 MILE ROAD
                         MADISON HEIGHTS, MI 48071-2600
                                 (248) 548-2900

                                                                  March 26, 2007

Dear Shareholder:

     I am pleased to invite you to attend the PSB Group, Inc.'s 2007 annual meeting of shareholders on Tuesday, April 24, 2007. We will hold the meeting at 2:00 p.m. at the Ukrainian Cultural Center, 26601 Ryan Road, Warren, Michigan.

     On the page following this letter, you will find the Notice of Meeting which lists the matters to be considered at the meeting. Following the Notice of Meeting is the proxy statement which describes these matters and provides you with additional information about our Company. Also enclosed you will find your proxy card, which allows you to vote on these matters, and the Company's 2006 Annual Report.

     Your vote is important. A majority of the common stock must be represented, either in person or by proxy, to constitute a quorum for the conduct of business. PLEASE COMPLETE AND MAIL IN YOUR PROXY CARD PROMPTLY, EVEN IF YOU PLAN TO ATTEND THE MEETING. You can attend the meeting and vote in person, even if you have sent in a proxy card.

     The Board of Directors recommends that shareholders vote FOR each of the proposals stated in the proxy statement.

     The rest of the Board and I look forward to seeing you at the meeting. Whether or not you can attend, we greatly appreciate your cooperation in returning the proxy card.

                                        Sincerely,


                                        ----------------------------------------
                                        Michael J. Tierney
                                        President and Chief Executive Officer

                                 PSB GROUP, INC.
                             1800 EAST 12 MILE ROAD
                         MADISON HEIGHTS, MI 48071-2600

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME..........................   2:00 p.m. on Tuesday, April 24, 2007

PLACE.........................   Ukrainian Cultural Center
                                 26601 Ryan Road
                                 Warren, Michigan

ITEMS OF BUSINESS.............   (1)  To elect two members of the Board of
                                      Directors each for a three-year term.

                                 (2) To ratify the selection of Plante & Moran, PLLC as independent auditors of the Company for the 2007 fiscal year.

                                 (3)  To transact such other business as may
                                      properly come before the Meeting.

ANNUAL REPORT.................   Our 2006 Annual Report, which is not a part of
                                 the proxy soliciting material, is enclosed.

RECORD DATE...................   You can vote if you are a shareholder of record
                                 on March 1, 2007.

QUORUM........................   A majority of the shares of common stock must
                                 be represented at the meeting. If there are insufficient shares, the meeting may be adjourned.


                                        ----------------------------------------
March 26, 2007                          David A. Wilson
                                        Secretary

                                TABLE OF CONTENTS

SOLICITATION AND VOTING....................................................    1
   Shareholders Entitled to Vote...........................................    1
   Voting Procedures.......................................................    1
   Voting Procedures for Shares in the Company's 401(k) Plan...............    2
   Required Vote...........................................................    2
   Revoking a Proxy........................................................    2
   List of Shareholders....................................................    2
   Cost of Proxy Solicitation..............................................    3
   Inspector of Election...................................................    3
   Other Matters...........................................................    3
GOVERNANCE OF THE COMPANY..................................................    3
COMMITTEES OF THE BOARD....................................................    4
   The Executive Committee.................................................    4
   The Audit Committee.....................................................    4
   Audit Committee Financial Expert........................................    4
   The Directors Loan Committee............................................    4
   The Investment and Asset Liability Management Committee.................    5
   The Nominating Committee................................................    5
   The Compensation and Benefits Committee.................................    5
   The Strategic and Long Range Planning Committee.........................    5
   Code of Ethics..........................................................    6
   Shareholder Communications with the Board...............................    6
ITEM 1.  ELECTION OF DIRECTORS.............................................    6
   Director Compensation...................................................    8
ITEM 2.  APPROVAL OF AUDITORS..............................................    9
   Audit Fees..............................................................    9
   Audit Related Fees......................................................    9
   Tax Fees................................................................   10
   All Other Fees..........................................................   10
SECURITY OWNERSHIP OF DIRECTORS, NOMINEES FOR DIRECTORS, MOST HIGHLY
   COMPENSATED EXECUTIVE OFFICERS AND ALL DIRECTORS AND EXECUTIVE OFFICERS
   AS A GROUP..............................................................   10
SECURITY OWNERSHIP OF SHAREHOLDERS HOLDING 5% OR MORE......................   12
COMPENSATION DISCUSSION AND ANALYSIS.......................................   13
   Employment Agreements...................................................   15
   401(k) Plan and ESOP....................................................   16
   2004 Stock Option Plan..................................................   16
   Option Grants in 2006...................................................   16
   Payments upon Termination/Change-in-Control.............................   19
INTERLOCKS AND RELATED PARTY TRANSACTIONS..................................   20
   Compensation Committee Interlocks and Insider Participation.............   20
   Transactions with Certain Related Persons...............................   21
COMPENSATION COMMITTEE REPORT..............................................   21
AUDIT COMMITTEE REPORT.....................................................   22
COMPLIANCE WITH SECTION 16.................................................   22
REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY PROPOSALS,
   NOMINATION OF DIRECTORS AND OTHER BUSINESS OF SHAREHOLDERS..............   22

                                 PSB GROUP, INC.

                             1800 EAST 12 MILE ROAD
                         MADISON HEIGHTS, MI 48071-2600

                             SOLICITATION AND VOTING

     We are sending you this Proxy Statement and the enclosed proxy card because the Board of Directors of PSB Group, Inc. (the "Company" "we" or "us") is soliciting your proxy to vote at the 2007 Annual Meeting of Shareholders (the "Annual Meeting"). This Proxy Statement summarizes the information you need to know to vote intelligently at the Annual Meeting.

     You are invited to attend our Annual Meeting of Shareholders on April 24, 2007 beginning at 2:00 p.m. The Annual Meeting will be held at the Ukrainian Cultural Center, 26601 Ryan Road, Warren, Michigan.

     This Proxy Statement and the enclosed form of proxy are being mailed starting on or around March 26, 2007.

SHAREHOLDERS ENTITLED TO VOTE

     Holders of record of common stock of the Company at the close of business on March 1, 2007 are entitled to receive this notice. Each share of common stock of the Company is equal to one vote.

     There is no cumulative voting at the Annual Meeting.

     As of the record date, there were 3,048,452 common shares outstanding.

VOTING PROCEDURES

     You can vote on matters to come before the meeting in one of three ways:

          -    you can come to the Annual Meeting and cast your vote there;

          - you can vote by giving a proxy to another person who can cast your vote at the Annual Meeting; or

          - you can vote by signing and returning the enclosed proxy card. If you do so, the individuals named as proxies on the card will vote your shares in the manner you indicate.

     You may also choose to vote for all of the nominees for directors and each proposal by simply signing, dating and returning the enclosed proxy card without further direction. All signed and returned proxies that contain no direction as to vote will be voted FOR each of the nominees for director and FOR each of the proposals.

     The Board of Directors has selected itself as the persons to act as proxies on the proxy card.

     If you plan to attend the Annual Meeting and vote in person, you should request a ballot when you arrive. IF YOUR SHARES ARE HELD IN THE NAME OF YOUR BROKER, BANK OR OTHER NOMINEE, THE INSPECTOR OF ELECTION WILL REQUIRE YOU TO PRESENT A POWER OF ATTORNEY OR PROXY IN YOUR NAME FROM SUCH BROKER, BANK OR OTHER NOMINEE FOR YOU TO VOTE SUCH SHARES AT THE ANNUAL MEETING. Please contact your broker, bank or nominee.

VOTING PROCEDURES FOR SHARES IN THE COMPANY'S 401(K) PLAN

     If you participate in the Company's 401(k), Profit Sharing and Employee Stock Ownership Plan (the "401(k) Plan"), please return your proxy in the envelope on a timely basis to ensure that your proxy is voted. If you own or are entitled to give voting instructions for shares in the 401(k) Plan and do not vote your shares or give voting instructions, generally, the Plan Administrator or Trustee will vote your shares in the same proportion as the shares for all plan participants for which voting instructions have been received. Holders of shares in the 401(k) Plan will not be permitted to vote such shares at the Annual Meeting, but their attendance is encouraged and welcome.

REQUIRED VOTE

     The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast by the shareholders at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker "non votes" are counted as present and entitled to vote for purposes of determining a quorum. A broker "non vote" occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because such broker, bank or nominee does not have discretionary authority to vote and has not received instructions from the beneficial owner.

     Once a quorum is achieved, a plurality of votes cast is all that is necessary for the election of Directors. Abstentions and broker "non votes" are not counted in determining the vote. As to ratification of Plante & Moran, PLLC and all other matters that may come before the meeting, the affirmative vote of a majority of votes cast is necessary for the approval of such matters. Abstentions and broker non votes are again not counted for purposes of approving the matter.

REVOKING A PROXY

     If you give a proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in any one of three ways:

          -    You may send in another proxy with a later date;

          - You may notify the Company's Secretary in writing at PSB Group, Inc., 1800 East 12 Mile Road, Madison Heights, Michigan 48071-2600; or

          -    You may revoke by voting in person at the Annual Meeting.

     If you choose to revoke your proxy by attending the Annual Meeting, you must vote in accordance with the rules for voting at the Annual Meeting. Attending the Annual Meeting alone will not constitute revocation of a proxy.

LIST OF SHAREHOLDERS

     A list of shareholders entitled to vote at the Annual Meeting will be available at the Company's offices at 1800 East 12 Mile Road, Madison Heights, Michigan for a period of ten days prior to the Annual Meeting. A list will also be available at the Annual Meeting itself.

COST OF PROXY SOLICITATION

     We will pay the expenses of soliciting proxies. Proxies may be solicited on our behalf by Directors, officers or employees in person or by telephone, mail or telegram. Directors, officers and employees who solicit proxies will not be compensated for such activities. We have not hired and do not intend to hire a proxy solicitation firm to assist us in the distribution and solicitation of proxies. The Company will also request persons, firms and corporations holding shares in their names for other beneficial owners to send proxy materials to such beneficial owners. The Company will reimburse these persons for their expenses.

INSPECTOR OF ELECTION

     Your proxy returned in the enclosed envelope will be delivered to the Company's Secretary, David A. Wilson. The Board of Directors has designated Barbara Heath and Rhonda Kozlowski of PSB Group, Inc. to act as inspectors of election and to tabulate the votes at the Annual Meeting. After the final adjournment of the Annual Meeting, the proxies will be returned to the Company.

OTHER MATTERS

     The Board of Directors knows of no business which will be presented for consideration at the Annual Meeting other than as stated in the Notice of Annual Meeting of Shareholders. If, however, other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the proxies to vote the shares on such matters in their discretion.

                            GOVERNANCE OF THE COMPANY

ROLE AND COMPOSITION OF THE BOARD OF DIRECTORS

     Our Company's Board of Directors is the ultimate decision making body of the Company, except for matters which law or our Articles of Incorporation requires the vote of shareholders. The Board of Directors selects the management of the Company which is responsible for the Company's day to day operations. The Board acts as an advisor to management and also monitors its performance. Our Board of Directors has determined that each of Messrs. Wood, Morawski, Jacobs, Ross and Kowalski are independent as independence is defined in the National Association of Securities Dealers' listing standards, as those standards have been modified or supplemented.

     During 2006, the Board of Directors met as the Company's Board of Directors 16 times. In addition, the Board of Directors has authorized seven Committees to manage distinct matters of the Company. These Committees are the Executive Committee, the Audit Committee, the Directors Loan Committee, the Investment and Asset/Liability Management Committee, the Nominating Committee, the Compensation and Benefits Committee and the Strategic and Long Range Planning Committee. Membership on each of the Committees is set forth on the table below. All of our Directors attended 75 percent or more of the meetings of the Board and the Board Committees on which they served in 2006.

                             COMMITTEES OF THE BOARD

                                                                                                    STRATEGIC AND
                                                       INVESTMENT AND                                LONG RANGE
                                          DIRECTORS   ASSET/LIABILITY                COMPENSATION     PLANNING
        NAME          EXECUTIVE   AUDIT      LOAN        MANAGEMENT     NOMINATING   AND BENEFITS     COMMITTEE
        ----          ---------   -----   ---------   ---------------   ----------   ------------   -------------
Robert L. Cole            X                   X              X                            X*              X
James B. Jacobs                     X         X              X                                            X
Michael J. Kowalski                           X              X               X            X
Longine V. Morawski       X         X         X                              X            X               X
Sydney L. Ross                      X         X                                           X
Michael J. Tierney        X                   X              X                            X*              X
Edward H. Turner                              X                                                           X
David L. Wood             X         X         X              X               X            X               X

*    Nonvoting member

THE EXECUTIVE COMMITTEE (Number of Meetings in 2006: 12)

     The Executive Committee oversees and evaluates the Chief Executive Officer, develops new initiatives for presentation to the Board of Directors, and is responsible for Board issues which arise during intervals between Board meetings.

THE AUDIT COMMITTEE (Number of Meetings in 2006: 6)

     The Audit Committee is responsible for recommending the annual appointment of the public accounting firm to be our outside auditors, subject to approval of the Board of Directors and shareholders. The Committee is responsible for the following tasks:

          -    maintaining a liaison with the outside auditors

          -    reviewing the adequacy of audit and internal controls

          - reviewing with management and outside auditors financial disclosures of the Company

          - reviewing any material changes in accounting principles or practices used in preparing statements

Audit Committee Financial Expert. While the Board of Directors endorses the effectiveness of our Audit Committee, its membership does not include a director who qualifies for designation as an "audit committee financial expert" - a concept under federal regulation that contemplates such designation only when an audit committee member satisfies all five qualification requirements, such as experience (or "experience actively supervising" others engaged in), preparing, auditing, analyzing or evaluating financial statements presenting a level of accounting complexity comparable to what is encountered in connection with our Company's financial statements.

THE DIRECTORS LOAN COMMITTEE (Number of Meetings in 2006: 29)

     The Directors Loan Committee is responsible for reviewing and making recommendations concerning the Company's credit policy, providing an annual strategic analysis and business plan for lending, reviewing loans requiring full Board approval prior to presentation and approving loans with total commitments between $1,000,000 and $2,000,000. This committee meets on an adhoc basis as is needed.

THE INVESTMENT AND ASSET LIABILITY MANAGEMENT COMMITTEE (Number of Meetings in 2006: 1)

     The primary objective of the Investment and Asset/Liability Management Committee is to review the investment strategy implementation, the asset/liability management results and to review the policies governing the investments and asset/liability management. This committee generally meets once a year.

THE NOMINATING COMMITTEE (Number of Meetings in 2006: 9)

     Our Board of Directors has a Nominating Committee which consists of three directors. David L. Wood, Michael J. Kowalski and Longine V. Morawski are the current members of this committee. The Nominating Committee identifies individuals to become board members and selects, or recommends for the board's selection, director nominees to be presented for shareholder approval at the annual meeting of shareholders or to fill any vacancies.

     Our Board of Directors has adopted a written charter for the Nominating Committee, a copy of which was attached as an appendix to the proxy statement in connection with the 2005 annual meeting and is also available to shareholders on our website, at www.psbnetbank.com. Each of the members of our Nominating Committee is independent as independence is defined in the National Association of Securities Dealers' listing standards, as those standards have been modified or supplemented.

     The Nominating Committee's policy is to consider director candidates recommended by shareholders. Such recommendations must be made pursuant to notice in writing by January 1 of the year in which the meeting will be held to:

                                 PSB Group, Inc.
                             1800 East 12 Mile Road
                      Madison Heights, Michigan 48071-2600
                        Attn: David A. Wilson, Secretary

The Nominating Committee has not established specific, minimum qualifications for recommended nominees or specific qualities or skills for one or more of our directors to possess. The Nominating Committee uses a subjective process for identifying and evaluating nominees for director, based on the information available to, and the subjective judgments of, the members of the Nominating Committee and our then current needs, although the committee does not believe there would be any difference in the manner in which it evaluates nominees based on whether the nominee is recommended by a shareholder. Historically, nominees have been existing directors or business associates of our directors or officers.

THE COMPENSATION AND BENEFITS COMMITTEE (Number of Meetings in 2006: 6)

     The primary objective of the Compensation and Benefits Committee is to review the entire benefits package for the Company. This includes the salary and wages budget, the Executive Bonus Plan, the 401(k) Profit Sharing Plan, health and welfare benefits and director compensation. The committee makes recommendations to the board, but does not have the authority to establish compensation. The committee may utilize banking industry compensation surveys from time-to-time, but does not utilize compensation consultants in recommending compensation. For officers other than the President and Chief Executive Officer, the committee utilizes advice from the President and Chief Executive Officer in making its recommendation to the board. The committee is also responsible for reviewing and recommending that the Company's Compensation Discussion and Analysis be included in this proxy statement. This committee meets as needed, generally three times a year.

     Our Board of Directors has adopted a written charter for the Compensation and Benefits Committee, a copy of which is available to shareholders on our website at www.psbnetbank.com. Each of the voting members of our Compensation and Benefits Committee is independent as independence is defined in the National Association of Securities Dealers' listing standards, as those standards have been modified or supplemented.

THE STRATEGIC AND LONG RANGE PLANNING COMMITTEE (Number of Meetings in 2006: 3)

     The Strategic and Long Range Planning Committee is responsible for plans that exceed 2 years. This can include branching, acquisitions, formation of new companies or other items that take a longer timeframe to be completed. It provides management with direction on the long term goals and what needs to be focused on with goals in the 3 to 5 years or longer range.

CODE OF ETHICS

     The Company has adopted a Code of Ethics that applies to all of our employees, officers and directors, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our Code of Ethics contains written standards that we believe are reasonably designed to deter wrongdoing and to promote:

     - Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

     - Full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with, or submit to, the Securities and Exchange Commission and in other public communications we make;

     -    Compliance with applicable governmental laws, rules and regulations;

     - The prompt internal reporting of violations of the code to an appropriate person or persons named in the code; and

     -    Accountability for adherence to the code.

This Code of Ethics is attached to our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 as Exhibit 14. We have also posted it on our Web site at www.psbnetbank.com. We will provide to any person without charge, upon request, a copy of our Code of Ethics. Requests for a copy of our Code of Ethics should be made to our Secretary at 1800 East 12 Mile Road, Madison Heights, Michigan 48071-2600. We intend to satisfy the disclosure requirement under Item
5.05 of Form 8-K regarding an amendment to, or a waiver from, a provision of our Code of Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions and that relates to any element of the code definition enumerated in Securities and Exchange Commission, Regulation S-K,
Item 406(b) by posting such information on our Web site at www.psbnetbank.com within five business days following the date of the amendment or waiver.

SHAREHOLDER COMMUNICATIONS WITH THE BOARD

     Our Board of Directors has a process for shareholders to send communications to the Board of Directors, its Nominating Committee or its Audit Committee, including complaints regarding accounting, internal accounting controls, or auditing matters. Communications can be sent to the Board of Directors, its Nominating Committee or its Audit Committee or specific directors either by regular mail to the attention of the Board of Directors, its Nominating Committee, its Audit Committee or specific directors, at our principal executive offices at 1800 East 12 Mile Road, Madison Heights, Michigan 48071-2600. All of these communications will be reviewed by our Secretary (1) to filter out communications that our Secretary deems are not appropriate for our directors, such as spam and communications offering to buy or sell products or services, and (2) to sort and relay the remainder to the appropriate directors. We encourage all of our directors to attend the annual meeting of shareholders, if possible. Six of our seven then-current directors attended the 2006 annual meeting of shareholders.

                          ITEM 1. ELECTION OF DIRECTORS

     The Board of Directors is divided into three classes, currently consisting of classes of three, three, and two directors, respectively. Each class of directors is elected for a three-year term. One class of directors is up for election each year. This results in a staggered Board which ensures continuity from year to year.

     Two directors will be elected at the Annual Meeting, each to serve a three-year term expiring at our Annual Meeting in 2010.

     The persons named in the enclosed proxy card intend to vote the proxy for the election of each of the two nominees unless you indicate on the proxy card that your vote should be withheld from any or all of such nominees. Each nominee elected as director will continue in office until his or her successor has been elected, or until his death, resignation or retirement.

     The Board of Directors has proposed the following nominees for election as directors with the term expiring at the Annual Meeting in the year set forth below:

                        CLASS III - TERM EXPIRING IN 2010

                                  David L. Wood
                               Michael J. Tierney

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES AS DIRECTORS.

     We expect the nominees to be able to serve if elected. If any nominee is not able to serve, proxies may be voted for substitute nominees. The principal occupation and certain other information about the nominees and other directors whose terms of office continue after the Annual Meeting is set forth below.

                    NOMINEES WHOSE TERMS WILL EXPIRE IN 2010

NAME AND AGE AS OF               POSITION, PRINCIPAL OCCUPATION,
THE ANNUAL MEETING               BUSINESS EXPERIENCE AND DIRECTORSHIP
------------------               ------------------------------------
Michael J. Tierney, Age 52       Michael J. Tierney is the current President and
                                 Chief Executive Officer of the Company. Mr.
                                 Tierney assumed this role beginning January 1,
                                 2007 upon the retirement of Robert L. Cole. Mr.
                                 Tierney has served as President of Peoples
                                 State Bank since July 2006 and prior to that
                                 served as Managing Director for Business
                                 Banking in the Midwest Region for JP Morgan
                                 Chase from February 2006 to June 2006. Mr.
                                 Tierney also spent 28 years at Comerica
                                 Incorporated where he held executive positions
                                 in retail banking, corporate banking, private
                                 banking and product management. Mr. Tierney was
                                 appointed as a director of PSB Group, Inc. in
                                 July 2006.

David L. Wood, Age 62            David L. Wood recently retired from Colonial
                                 Bushings, Inc., a manufacturer of precision
                                 tooling components, where he had been Manager
                                 since 1973. Mr. Wood has served as a director
                                 of the Company since 1985 and has served as its
                                 Chairman since 2000.

                       DIRECTORS WITH TERMS EXPIRING 2008

NAME AND AGE AS OF               POSITION, PRINCIPAL OCCUPATION,
THE ANNUAL MEETING               BUSINESS EXPERIENCE AND DIRECTORSHIP
------------------               ------------------------------------
Robert L. Cole, Age 65           Robert L. Cole has been with the Company since
                                 1996 serving as its President and Chief
                                 Executive Officer up until December 31, 1996.
                                 Mr. Cole continues to serve as a director of
                                 the Company. Mr. Cole also previously served as
                                 President of The State Bank located in Fenton,

                                 Michigan from 1977 until 1996.

Michael J. Kowalski, Age 43      Michael J. Kowalski has served as President of
                                 Kowalski Companies, a sausage and meat
                                 manufacturer, since 1994. Mr. Kowalski has
                                 served as a director of the Company since 1994.

Sydney L. Ross, Age 57           Sydney L. Ross is the President of General Wine
                                 and Liquor Company, a wholesale wine and spirit
                                 delivery company and has served in such
                                 capacity since 1978. Mr. Ross became a director
                                 of the Company in 2001.

                       DIRECTORS WITH TERMS EXPIRING 2009

NAME AND AGE AS OF               POSITION, PRINCIPAL OCCUPATION,
THE ANNUAL MEETING               BUSINESS EXPERIENCE AND DIRECTORSHIP
------------------               ------------------------------------
James B. Jacobs, Age 63          Elected to the board of directors in 2003.
                                 Director of the Center for Workforce
                                 Development, Macomb Community College
                                 (6/00-present); Associate Vice President,
                                 Macomb Community College (1/95-6/00).

Longine V. Morawski, Age 55      President of MP Tool & Engineering, a
                                 manufacturing company, since 1974. Mr. Morawski
                                 has served as a director of the Company since
                                 1999 and has served as Vice Chairman of the
                                 Board of Directors of the Company since 2000.

Edward H. Turner, Age 60         President of Turner and Associates Consultants,
                                 a consulting firm which specializes in
                                 providing consulting services to financial
                                 institutions, since 1994. Mr. Turner was
                                 appointed to the Board of Directors in 2001.

DIRECTOR COMPENSATION

     Directors of the Company receive an annual retainer of $10,500. The Chairman and the Vice Chairman of the Board of Directors receive additional annual retainers of $16,800 and $10,500, respectively. Members of the Directors Loan Committee receive $350 per meeting attended. Members of the Board of Directors receive $800 for each special board meeting attended. Members of all other committees receive $350 per meeting attended.

     Directors and executive officers of the Company are also eligible to participate in the Company's Deferred Compensation Plan. The plan provides a means by which directors may defer the receipt of director fees to a later date, when presumably their income will be taxed at a lower tax rate. Similarly, executive officers may defer all or any portion of bonuses which they are awarded. Interest is credited to the deferred benefit accounts of the participants based on the average rate received for the prior month on the Bank's investment securities. As a result of an amendment to the plan in 2005, participants were permitted to have the investment performance of their deferred benefit account be measured as if it were invested in shares of the Company's common stock. Payment for these participants when they become eligible under the plan is to be in the form of Company common stock rather than cash.

                        2006 DIRECTOR COMPENSATION TABLE

                                                            CHANGE
                                                          IN PENSION
                                                           VALUE AND
                                                         NONQUALIFIED
                                                           DEFERRED
                      FEES EARNED OR    STOCK   OPTION   COMPENSATION     ALL OTHER
                       PAID IN CASH    AWARDS   AWARDS     EARNINGS     COMPENSATION    TOTAL
NAME                       ($)           ($)      ($)        ($)             ($)         ($)
----                  --------------   ------   ------   ------------   ------------   ------
James B. Jacobs           25,250         --      2,087        --             --        27,337
Michael J. Kowalski       34,765         --      2,087        --             --        36,852
Longine V. Morawski       40,650         --      2,087        --             --        42,737
Sydney L. Ross            20,150         --      2,087        --             --        22,237
Edward H. Turner          23,750         --      2,087        --             --        25,837
David L. Wood             76,315         --      2,087        --             --        78,402

                          ITEM 2. APPROVAL OF AUDITORS

     The Board of Directors, upon the recommendation of its Audit Committee, has appointed Plante & Moran, PLLC to serve as our independent auditors for 2007. The Board of Directors is asking the shareholders to ratify the appointment of Plante & Moran, PLLC.

     In the event our shareholders fail to ratify the selection of Plante & Moran, PLLC, the Audit Committee will consider it as a direction to select other auditors for the subsequent year. Representatives of Plante & Moran, PLLC will be present at the Annual Meeting to answer questions. They will also have the opportunity to make a statement if they desire to do so.

AUDIT FEES

     Audit fees and expenses billed to the Company by Plante & Moran, PLLC for the audit of the Company's financial statements for the fiscal years ended December 31, 2006 and December 31, 2005, and for review of the Company's financial statements included in the Company's quarterly reports on Form 10-Q, are as follows:

  2006      2005
-------   -------
$80,420   $79,600

AUDIT RELATED FEES

     Audit related fees and expenses billed to the Company by Plante & Moran, PLLC for fiscal years 2006 and 2005 for services related to the performance of the audit or review of the Company's financial statements that were not included under the heading "Audit Fees", are as follows:

2006   2005
----   ----
 $0     $0

TAX FEES

     Tax fees and expenses billed to the Company for fiscal years 2006 and 2005 for services related to tax compliance, tax advice and tax planning, consisting primarily of preparing the Company's federal and state income tax returns for the previous fiscal periods and inclusive of expenses are as follows:

  2006      2005
-------   -------
$18,600   $11,450

ALL OTHER FEES

     Fees and expenses billed to the Company by Plante & Moran, PLLC for all other services provided during fiscal years 2006 and 2005 are as follows:

  2006      2005
-------   -------
$54,870   $20,190

     In accordance with Section 10A(i) of the Exchange Act, before Plante & Moran, PLLC is engaged by us to render audit or non-audit services, the engagement is approved by our Audit Committee. None of the audit-related, tax and other services described in the table above were approved by the Audit Committee pursuant to Rule 2-01(c)(7)(i)(C) of Regulation S-X. None of the time devoted by Plante & Moran on its engagement to audit the Company's financial statements for the year ended December 31, 2006 is attributable to work performed by persons other than Plante & Moran employees.

     The affirmative vote of a majority of votes cast on this proposal, without regard to abstentions or broker non votes, is required for approval of this proposal.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF PLANTE & MORAN, PLLC AS OUR INDEPENDENT AUDITORS FOR THE YEAR 2007.

             SECURITY OWNERSHIP OF DIRECTORS, NOMINEES FOR DIRECTORS
                 MOST HIGHLY COMPENSATED EXECUTIVE OFFICERS AND
                 ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP

                                                                    AMOUNT AND
                                                               NATURE OF BENEFICIAL         OWNERSHIP
                           NAME                                    OWNERSHIP(1)       AS A PERCENT OF CLASS
                           ----                                --------------------   ---------------------
Robert L. Cole (Director)                                          8,385.6576(2)                  *
James B. Jacobs (Director)                                                982(3)                  *
Tami Janowicz (Executive Officer)                                  1,716.8059(4)                  *
Michael J. Kowalski (Director)                                    11,188.3434(5)                  *
Longine V. Morawski (Director)                                    28,928.1947(6)                  *
Catherine M. Revord (Executive Officer)                            1,408.1397(7)                  *
Sydney L. Ross (Director)                                         17,836.0485(8)                  *
Michael J. Tierney (Director and Executive Officer)                    15,509(9)                  *
Edward H. Turner (Director)                                             1,857(10)                 *
David A. Wilson (Executive Officer)                               10,389.3520(11)                 *
David L. Wood (Director-Chairman)                                 43,315.3081(12)             1.42%
All directors and executive officers as a group (11 persons)     141,515.8499                 4.61%

----------
(1) The securities "beneficially owned" by an individual are determined as of March 1, 2007 by information obtained from the persons listed above, in accordance with the definition of "beneficial ownership" set forth in the regulations of the Securities and Exchange Commission. Accordingly, they may include securities owned by or for, among others, the wife and/or minor children of the individual and any other relative who has the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or has the right to acquire under outstanding stock options within 60 days after the date of this Proxy Statement. Unless otherwise indicated below, the persons named in this table have sole voting and sole investment power or share voting and investment power with their respective spouses, with respect to all shares beneficially owned. Beneficial ownership may be disclaimed as to certain of the securities.

(2) Includes 1,667 shares subject to options granted under the Company's Stock Option Plan which are currently exercisable or will become exercisable within 60 days and excludes 8,333 shares subject to unexercisable options. Options vest at a rate of 1/3 per year over a three-year period commencing on the one-year anniversary of the date of grant.

(3) Includes 667 shares subject to options granted under the Company's Stock Option Plan which are currently exercisable or will become exercisable within 60 days and excludes 3,333 shares subject to unexercisable options. Options vest at a rate of 1/3 per year over a three-year period commencing on the one-year anniversary of the date of grant.

(4) Includes 333 shares subject to options granted under the Company's Stock Option Plan which are currently exercisable or will become exercisable within 60 days and excludes 2,667 shares subject to unexercisable options. Options vest at a rate of 1/3 per year over a three-year period commencing on the one-year anniversary of the date of grant.

(5) Includes 667 shares subject to options granted under the Company's Stock Option Plan which are currently exercisable or will become exercisable within 60 days and excludes 3,333 shares subject to unexercisable options. Options vest at a rate of 1/3 per year over a three-year period commencing on the one-year anniversary of the date of grant. Also includes 8,999 phantom stock units acquired by Mr. Kowalski under the Company's Deferred Compensation Plan for which payment is to be made in the form of Company common stock.

(6) Includes 16,554.6893 shares owned by MP Tooling & Engineering, Inc. and 2,155.0219 shares owned by LVM Enterprises, Inc., both of which companies are 100% owned by Mr. Morawski. Also includes 667 shares subject to options granted under the Company's Stock Option Plan which are currently exercisable or will become exercisable within 60 days and excludes 3,333 shares subject to unexercisable options. Options vest at a rate of 1/3 per year over a three-year period commencing on the one-year anniversary of the date of grant.

(7) Includes 333 shares subject to options granted under the Company's Stock Option Plan which are currently exercisable or will become exercisable within 60 days and excludes 2,667 shares subject to unexercisable options. Options vest at a rate of 1/3 per year over a three-year period commencing on the one-year anniversary of the date of grant.

(8) Includes 667 shares subject to options granted under the Company's Stock Option Plan which are currently exercisable or will become exercisable within 60 days and excludes 3,333 shares subject to unexercisable options. Options vest at a rate of 1/3 per year over a three-year period commencing on the one-year anniversary of the date of grant.

(9) Includes 1,250 shares of restricted stock which vest on July 5, 2008 and 1,250 shares which vest on July 5, 2010.

(10) Includes 667 shares subject to options granted under the Company's Stock Option Plan which are currently exercisable or will become exercisable within 60 days and excludes 3,333 shares subject to unexercisable options. Options vest at a rate of 1/3 per year over a three-year period commencing on the one-year anniversary of the date of grant.

(11) Includes 667 shares subject to options granted under the Company's Stock Option Plan which are currently exercisable or will become exercisable within 60 days and excludes 3,333 shares subject to unexercisable options. Options vest at a rate of 1/3 per year over a three-year period commencing on the one-year anniversary of the date of grant.

(12) Includes 667 shares subject to options granted under the Company's Stock Option Plan which are currently exercisable or will become exercisable within 60 days and excludes 3,333 shares subject to unexercisable options. Options vest at a rate of 1/3 per year over a three-year period commencing on the one-year anniversary of the date of grant. Also includes 2,500 phantom stock units acquired by Mr. Wood under the Company's Deferred Compensation Plan for which payment is to be made in the form of Company common stock.

*    Less than 1% ownership as a percent of class.

              SECURITY OWNERSHIP OF SHAREHOLDERS HOLDING 5% OR MORE

     The table below contains shareholder information for persons believed by the Company to own five percent or more of the Company's common stock. Ownership of the Company's common stock is shown in terms of "beneficial ownership." A person generally "beneficially owns" shares if he has either the right to vote those shares or dispose of them. More than one person may be considered to beneficially own the same shares.

     In this Proxy Statement, unless otherwise noted, a person has sole voting and dispositive power for those shares shown as beneficially owned by him. The percentages shown below compare the persons beneficially owned shares with the total number of shares of the Company's common stock outstanding on March 1, 2007 (3,048,452 shares).

                                         NUMBER
NAME AND ADDRESS                           OF        PERCENT
OF BENEFICIAL OWNER                      SHARES     OF CLASS
-------------------                    ----------   --------
Christopher S. Olson                   276,277(1)     9.12%
22641 Statler
St. Clair Shores, MI 48081

Lance K. Olson                         226,277(2)     7.45%
305 Lincoln
Grosse Pointe, MI 48230

Madison Holdings Limited Partnership   237,157(3)     7.78%
27301 Dequindre Road
Madison Heights, Michigan 48071

Dr. Leon Fill Foundation                 5,351(3)      .18%
27301 Dequindre Road
Madison Heights, Michigan 48071

Norman M. Fill                             597(3)      .02%
27301 Dequindre Road
Madison Heights, Michigan 48071

----------
(1)  Based upon information disclosed in a Schedule 13G filed on July 6, 2006.

(2)  Based upon information disclosed in a Schedule 13G filed on July 6, 2006.

(3) Based upon information disclosed in Schedules 13D filed on or around August 31, 2001 and records of the Company's stock transfer agent. Madison Holdings Limited Partnership ("Madison"), Dr. Leon Fill Foundation (the "Foundation"), and Norman M. Fill ("Fill") disclosed that they had sole power to vote or dispose of certain shares. Fill is the managing partner of Madison and the sole trustee of the Foundation. Madison, the Foundation and Fill are believed to own an aggregate of 243,105 shares of common stock or approximately 8.0%.

                      COMPENSATION DISCUSSION AND ANALYSIS

     The Compensation and Benefits Committee of the Board of Directors has adopted a compensation program based on the following compensation principles:

- The Company provides the level of total compensation necessary to attract and retain quality employees at all levels of the organization.

- Compensation is linked to performance and to the interests of the shareholders.

-    Incentive programs recognize both individual and corporate performance.

-    Compensation balances rewards for short-term and long-term results.

COMPENSATION METHODOLOGY

     The Company strives to provide a comprehensive compensation program that is competitive, in order to attract and retain qualified talent.

     Each year the Compensation and Benefits Committee reviews market data in order to assess the Company's competitive position in each component of compensation, including base salary, annual incentive and long-term incentive compensation.

     The primary market comparison for cash compensation is provided to the Company by an accounting firm. The comparison is a mix of institutions of the same size and operating within the same general market to recruit personnel.

     The descriptions that follow of the components of compensation contain additional detail regarding compensation methodology. Compensation decisions regarding individuals may also be based on factors such as individual performance and level of responsibility.

     The Committee has established a Salary Administration Plan, which provides for annual cash compensation consisting of base salary, commissions, and annual incentive. The relationship between base salary and annual incentive is based on salary grade. Personnel at higher-grade levels have a larger percentage of their total cash compensation contingent on the accomplishment of corporate objectives.

COMPONENTS OF COMPENSATION

BASE SALARY

     Annual base salary is designed to compensate personnel for their sustained performance. Salary is based on: (1) grade level; (2) individual performance; and (3) comparative survey data. The Committee approves in advance all salary increases for senior officers.

ANNUAL INCENTIVE

     The Salary Administration Plan establishes a fixed percentage of annual salary as an executive's target annual incentive opportunity. The Committee establishes the percentage based on comparative survey data on annual incentive opportunity in the compensation peer group. For executive officers, the maximum percentage is fifty percent of salary.

     The year 2006 annual incentive payment was based on objectives for net income and asset growth as well as a discretionary percentage.

     The following is the formula used to determine annual incentive payments for 2006:

-    25% of the plan incentive is discretionary.

-    50% on return on average equity.

-    25% on asset growth.

     Participants receive no payment for an objective unless a minimum threshold is achieved. Payments may range from zero to one hundred percent of the target incentive.

     The Company achieved 40% of the corporate objectives for 2006.

                         SUMMARY COMPENSATION TABLE ($)

                                                                       CHANGE IN
                                                                        PENSION
                                                                       VALUE AND
                                                                     NONQUALIFIED
                                                                       DEFERRED
NAME AND PRINCIPAL               SALARY             STOCK   OPTION   COMPENSATION     ALL OTHER
POSITION                 YEAR     (1)      BONUS   AWARDS   AWARDS     EARNINGS     COMPENSATION    TOTAL
------------------       ----   -------   ------   ------   ------   ------------   ------------   -------
Michael J. Tierney       2006   123,707   25,000   50,625       --        --          36,685(2)    236,017
President and CEO

David A. Wilson          2006   121,890   14,639       --    2,087        --          10,332(3)    148,948
Senior Vice President,
CFO and Secretary

Robert L. Cole           2006   236,640   37,120       --    5,217        --          40,608(4)    319,585
Retired President
and CEO

Theodore G. Bangert      2006   143,922   17,825       --    2,087        --          23,394(5)    187,228
Former Senior Vice
President and
Senior Lender(8)

Tami Janowicz            2006    88,740   10,658       --    1,557        --          11,331(6)    112,286
Senior Vice President,
Retail and Compliance

Catherine M. Revord      2006    88,230   10,596       --    1,557        --           6,080(7)    106,463
Senior Vice President,
Human Resources

----------
(1) "Salary" includes amounts deferred by the Named Executive Officer under the Bank's Deferred Compensation Plan. "Bonus" consists of board approved discretionary bonuses.

(2) Includes profit sharing contributions of $0.00; fees for attendance at board meetings of $7,100.00; 401(k) Plan matches of $0.00; automobile allowance of $1,524.63; and country club dues of $28,060.00.

(3) Includes profit sharing contributions of $2,935.64; fees for attendance at board meetings of $1,800.00; 401(k) Plan matches of $5,596.63; automobile allowance of $0.00; and country club dues of $0.00. Total perquisites did not exceed $10,000.

(4) Includes profit sharing contributions of $5,013.47; fees for attendance at board meetings of $15,500.00; 401(k) Plan matches of $10,369.85; automobile allowance of $0.00; and country club dues of $9,725.00.

(5) Includes profit sharing contributions of $3,539.77; fees for attendance at board meetings of $1,800.00; 401(k) Plan matches of $6,509.00; automobile allowance of $5,200.00; and country club dues of $6,345.00.

(6) Includes profit sharing contributions of $2,131.23; fees for attendance at board meetings of $0.00; 401(k) Plan matches of $4,000.14; automobile allowance of $5,200.00; and country club dues of $0.00. Total perquisites did not exceed $10,000.

(7) Includes profit sharing contributions of $2,001.44; fees for attendance at board meetings of $0.00; 401(k) Plan matches of $4,078.07; automobile allowance of $0.00; and country club dues of $0.00. Total perquisites did not exceed $10,000.

(8)  Mr. Bangert resigned his position with the Company in March 2007.

BACKGROUNDS OF OUR EXECUTIVE OFFICERS

          In addition to the information about our President and Chief Executive Officer, Michael J. Tierney, which is set forth above, the following is information about the Company's other current executive officers.

     David A. Wilson, Age 46, has been in banking for 23 years, 15 at Peoples State Bank. Mr. Wilson has held a number of positions at the bank and became Chief Financial Officer December, 1998.

     Tami Janowicz, Age 49, has been with the Bank for 22 years. Ms. Janowicz has held positions in retail, compliance, and human resources. Ms. Janowicz was promoted to Senior Retail and Compliance Officer in 2005.

     Catherine M. Revord, Age 47, has been with the Bank for 5 years. Ms. Revord started in banking as a teller and then held teaching positions in Accounting, Finance and Banking. Ms. Revord was promoted to Senior Vice President of Human Resources in 2005.

EMPLOYMENT AGREEMENTS

          Michael J. Tierney. The employment agreement between the Company and Mr. Tierney provides for a three-year term with automatic one year renewal periods at the expiration of the term, unless either party notifies the other of its intention not to renew not less than 180 days prior to the expiration of the then-current term. Mr. Tierney's initial base salary is $245,000 per annum, not including a $25,000 signing bonus and a grant of 2,500 shares of common stock which became effective on July 5, 2006. Mr. Tierney's base salary is subject to increase (in the discretion of the board) beginning in 2008. Mr. Tierney also was entitled to a $50,000 bonus payable not later than March 31, 2007, unless he voluntarily terminated his employment prior to January 1, 2007. For 2007 and thereafter, any bonuses paid to Mr. Tierney are to be based on the achievement of performance criteria established by the board and Mr. Tierney. In addition, Mr. Tierney received 2,500 shares of common stock, vesting over four years, pursuant to a restricted stock agreement.

          In addition to customary benefits provided by the Company to its employees generally, Mr. Tierney's benefits include a car allowance, initial fees and reimbursement of annual dues at the Wyngate Country Club and Detroit Athletic Club, and bank owned life insurance (or other life insurance benefits) providing for an annual retirement benefit of at least $60,000 for a period of at least 10 years commencing upon his reaching age 65, provided Mr. Tierney is employed by the Company for at least 10 years. Mr. Tierney is entitled to five weeks of paid vacation time per year. The employment agreement contains customary indemnification provisions provided to executive officers and provides for coverage under the Company's directors and officers liability insurance policy.

          Mr. Tierney is subject to certain non-competition provisions, including the requirement that, in the event that he is terminated without cause (as defined in the employment agreement) or that he terminates his employment with good reason (also defined in the employment agreement), he may not compete with the Company within a 50 mile radius of the Company's main office for the shorter of 12 months or the then-remaining term of his employment agreement. Mr. Tierney is also prohibited from soliciting other bank employees for a 12 month period following the termination of his employment.

          Mr. Tierney's employment agreement provides for differing payments in the event of termination and/or a change in control. These are described below under the caption "Payments upon Termination/Change in Control."

          David A. Wilson, Tami Janowicz, and Catherine Revord. The Company has entered into management continuity agreements with Mr. Wilson, Ms. Janowicz and Ms. Revord which generally provide for certain compensation to be paid to these executives following a "change of control" of the Company and the occurrence within the term of the management continuity agreement of either (1) the termination of the executive's employment by the Company for reasons other than cause; or (2) the constructive discharge of the executive. Payments under these agreements are described below under the caption "Payments upon Termination/Change in Control."

          Robert L. Cole. The Bank has entered into a contract with Robert L. Cole, former President, to provide consulting services for the period January 1, 2007 to December 31, 2007. Mr. Cole will be providing consulting services on various subjects, including business and corporate development. He will receive $5,500 per month as compensation for these services. In addition, he will be reimbursed for his country club dues, industry association dues and memberships, business cell phone and travel and mileage related expenses, and he will be allowed the continued use of a bank owned vehicle under the same terms as when he was President. Mr. Cole will also receive additional compensation for any bank merger transactions directly related to his calling efforts. This compensation can range from $25,000 - $100,000, based on Mr. Cole's role in the transaction and the size of the transaction.

401(K) PLAN AND ESOP

          The Bank maintains the 401(k) Plan, which is a tax-qualified profit sharing, 401(k) savings and employee stock ownership plan under Sections 401(a), 401(k) and 409 of the Internal Revenue Code. The 401(k) Plan provides participants with retirement benefits and may also provide benefits upon death, disability or termination of employment with the Bank. An employee is eligible to make salary reduction contributions in the 401(k) portion of the 401(k) Plan as of the first day of the month following the completion of one-quarter year of service in which the employee works 250 or more hours or, if later, the first day of the month following the employee's attainment of age 21. A participant is always 100% vested in his or her salary reduction contributions. An employee is eligible for Bank contributions in the matching and ESOP portions of the 401(k) Plan as of the first January 1 or July 1 following the completion of one-half year of service in which the employee works 500 or more hours or, if later, the first day of the month following the employee's attainment of age 21. The employee is immediately vested in any Bank matching contributions. The employee vests in discretionary Bank contributions to the ESOP after completing 5 years of service and is not vested in any portion of ESOP contributions until that time.

          Participants may make salary reduction contributions to the 401(k) Plan of up to 25% of their compensation or the legally permissible dollar limit, if less. The 401(k) Plan provides that, with respect to the first 3% of compensation contributed by the employee, the Bank will match 100% of such contribution. In addition, the Bank will match an additional 50% for any amount contributed by the employee in excess of 3% of compensation but not in excess of 6% of compensation.

          The Bank makes contributions at the discretion of the board to the ESOP portion of the 401(k) Plan. These contributions are allocated to employees' accounts in proportion to the percentage that each employee's compensation bears to the compensation of all eligible employees. In 2005, the ESOP financed the purchase of 38,501 shares of Company common stock for $770,020 by borrowing that amount from LaSalle Bank National Association. The ESOP repays the loan with contributions by the Bank to the ESOP portion of the 401(k) Plan over a 6 year period. As the loan is repaid, the 38,501 shares of Company common stock are allocated to employees' ESOP accounts in the 401(k) Plan in accordance with the plan and applicable federal law.

          All participants receive a quarterly detailed statement including information regarding market value of the participant's investment and all contributions made on his or her behalf. Any withdrawals prior to age 59 are subject to a 10% tax penalty. Participants may borrow against the vested portion of their accounts.

2004 STOCK COMPENSATION PLAN

          The 2004 Stock Compensation Plan was adopted by the board of directors on February 26, 2004, and approved by the shareholders at the 2004 annual meeting of shareholders held on April 27, 2004. An aggregate of 450,000 shares of common stock have been reserved under the 2004 Stock Compensation Plan. At December 31, 2006, 63,100 options to acquire shares of common stock had been granted, 62,100 of which are currently outstanding. 10,024 of the outstanding options are currently exercisable. Because of the sporadic nature of the trading in the Company's securities, option exercise prices are determined based on the results of annual valuations performed by an unaffiliated third party experienced in the valuation of community bank common stocks.

OPTION GRANTS IN 2006

          The following table sets forth certain information concerning the number and value of stock options granted in the last fiscal year to the individuals named above in the summary compensation table:

                     2006 GRANTS OF PLAN-BASED AWARDS TABLE

                                    ALL OTHER        ALL OTHER
                                  STOCK AWARDS:   OPTION AWARDS:
                                    NUMBER OF        NUMBER OF     EXERCISE OR   GRANT DATE FAIR
                                    SHARES OF       SECURITIES      BASE PRICE    VALUE OF STOCK
                                     STOCK OR       UNDERLYING      OF OPTION       AND OPTION
                        GRANT         UNITS           OPTIONS         AWARDS          AWARDS
NAME                     DATE          (#)              (#)        ($ / SH)(2)        ($)(3)
----                  ---------   -------------   --------------   -----------   ---------------
Michael J. Tierney     7/5/2006      5,000(1)             --              --         $90,000
David A. Wilson       5/15/2006         --             2,000          $18.00          4,620
Robert L. Cole        5/15/2006         --             5,000          $18.00         11,550
Theodore G. Bangert   5/15/2006         --             2,000          $18.00          4,620
Tami Janowicz         5/15/2006         --             2,000          $18.00          4,620
Catherine M. Revord   5/15/2006         --             2,000          $18.00          4,620

(1) 2,500 shares vested immediately, 1,250 shares vest on July 5, 2008 and 1,250 shares vest on July 5, 2010, subject to acceleration in the event of a change in control of the Company.

(2) The options vest at a rate of 1/3rd per year over a three-year period beginning on the one-year anniversary of the grant date (May 15, 2006), subject to acceleration in the event of a change in control of the Company. The options expire ten years from the grant date. The exercise price is based on an annual valuation performed by an unaffiliated third party experienced in the valuation of community bank common stocks.

(3) Refer to Note 11, "Stock-Based Compensation" in the Notes to Consolidated Financial Statements included in the Annual Report on Form 10-K for the year ended December 31, 2006 for the relevant assumptions used to determine the valuation of our option awards.

             2006 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

                                                                                STOCK AWARDS
                                                                          -----------------------
                                        OPTION AWARDS                                    MARKET
                      -------------------------------------------------    NUMBER OF    VALUE OF
                       NUMBER OF     NUMBER OF                             SHARES OR    SHARES OR
                       SECURITIES    SECURITIES                            UNITS OF     UNITS OF
                       UNDERLYING    UNDERLYING    OPTION                 STOCK THAT   STOCK THAT
                      UNEXERCISED   UNEXERCISED   EXERCISE     OPTION      HAVE NOT     HAVE NOT
                        OPTIONS       OPTIONS      PRICE     EXPIRATION     VESTED       VESTED
                          (#)           (#)          ($)        DATE          (#)          ($)
                      -----------   -----------   --------   ----------   ----------   ----------
Michael J. Tierney         --             --           --            --    2,500(3)      $18.00
David A. Wilson             0(1)       2,000       $18.00     5/15/2016       --            --
                          667(2)       1,333       $24.42     7/28/2015       --            --
Robert L. Cole              0(1)       5,000       $18.00     5/15/2016       --            --
                        1,667(2)       3,333       $24.42     7/28/2015       --            --
Theodore G. Bangert         0(1)       2,000       $18.00     5/15/2016       --            --
                          667(2)       1,333       $24.42     7/28/2015       --            --
Tami Janowicz               0(1)       2,000       $18.00     5/15/2016       --            --
                          333(2)         667       $24.42     7/28/2015       --            --
Catherine M. Revord         0(1)       2,000       $18.00     5/15/2016       --            --
                          333(2)         667       $24.42     7/28/2015       --            --

(1) The options vest at a rate of 1/3rd per year over a three-year period beginning on the one-year anniversary of the grant date (May 15, 2006), subject to acceleration in the event of a change in control of the Company. The options expire ten years from the grant date.

(2) The options vest at a rate of 1/3rd per year over a three-year period beginning on the one-year anniversary of the grant date (July 28, 2005), subject to acceleration in the event of a change in control of the Company. The options expire ten years from the grant date.

(3) 1,250 shares vest on July 5, 2008 and 1,250 shares vest on July 5, 2010, subject to acceleration in the event of a change in control of the Company.

                  2006 OPTION EXERCISES AND STOCK VESTED TABLE

                                  OPTION AWARDS                           STOCK AWARDS
                      -------------------------------------   ------------------------------------
                        NUMBER OF SHARES     VALUE REALIZED     NUMBER OF SHARES    VALUE REALIZED
                      ACQUIRED ON EXERCISE     ON EXERCISE    ACQUIRED ON VESTING     ON VESTING
NAME                          (#)                 ($)                 (#)                ($)
----                  --------------------   --------------   -------------------   --------------
Michael J. Tierney             --                  --                 2,500           $45,000.00
David A. Wilson                --                  --                    --                   --
Robert L. Cole                 --                  --                    --                   --
Theodore G. Bangert            --                  --                    --                   --
Tami Janowicz                  --                  --                    --                   --
Catherine M. Revord            --                  --                    --                   --

     Executive officers of the Company are eligible to participate in the Company's Deferred Compensation Plan. The plan provides a means by which executive officers may defer all or any portion of bonuses which they are awarded to a later date, when presumably their income will be taxed at a lower tax rate. Interest is credited to the deferred benefit accounts of the participants based on the average rate received for the prior month on the Bank's investment securities. As a result of an amendment to the plan in 2005, participants were permitted to have the investment performance of their deferred benefit account be measured as if it were invested in shares of the Company's common stock. Payment for these participants when they become eligible under the plan is to be in the form of Company common stock rather than cash.

                  2006 NONQUALIFIED DEFERRED COMPENSATION TABLE

                                                                                               AGGREGATE
                                                     REGISTRANT         AGGREGATE EARNINGS   WITHDRAWALS /   AGGREGATE BALANCE AT
                      EXECUTIVE CONTRIBUTIONS   CONTRIBUTIONS IN LAST     IN LAST FISCAL     DISTRIBUTIONS       LAST FISCAL
NAME                  IN LAST FISCAL YEAR ($)       FISCAL YEAR ($)          YEAR ($)            ($)             YEAR-END ($)
----                  -----------------------   ---------------------   ------------------   -------------   --------------------
Michael J. Tierney              --                        --                    --                --                  --
David A. Wilson                 --                        --                    --                --                  --
Robert L. Cole                  --                        --                    --                --                  --
Theodore G. Bangert             --                        --                    --                --                  --
Tami Janowicz                   --                        --                    --                --                  --
Catherine M. Revord             --                        --                    --                --                  --

PAYMENTS UPON TERMINATION/CHANGE-IN-CONTROL

     Michael J. Tierney. Under Mr. Tierney's current employment agreement, he is entitled to different payments and benefits depending upon the manner in which his employment terminates. If Mr. Tierney becomes disabled, he is entitled to receive his base salary and benefits for the remaining term of his employment agreement. Assuming in accordance with recently enacted SEC disclosure rules that this occurred on December 31, 2006, the estimated aggregate benefits to be provided to Mr. Tierney would be approximately $679,783.

     If Mr. Tierney dies, he is terminated for Cause or he terminates other than for Good Reason (defined below), his right to compensation and benefits ends on his date of death or termination, as the case may be.

     If Mr. Tierney is terminated other than for Cause, disability or death, he is entitled to continue to receive his base salary and to participate in the Company's health care plan for the then remaining term of his agreement. Assuming in accordance with recently enacted SEC disclosure rules that this occurred on December 31, 2006, the estimated aggregate compensation and benefits to be provided to Mr. Tierney would be approximately $617,533.

     If, within twelve months following a Change of Control (defined below), the agreement is terminated by the Company without Cause or by Mr. Tierney for Good Reason, Mr. Tierney is entitled to his base salary and to continue to participate in the Company's health care plan for a period of three years following such termination, as well as the immediate acceleration of the vesting of his restricted stock.

     The employment agreement provides that, in the event any of the payments to be made upon termination of employment are deemed to constitute "parachute payments" within the meaning of Section 280G of the Internal Revenue Code, then such payments and benefits shall be reduced to the maximum amount that may be paid to Mr. Tierney or for his benefit without any such payment constituting a "parachute payment." If a termination occurred in the manner described in the immediately preceding paragraph on December 31, 2006, the estimated aggregate value of compensation, benefits and the economic benefit resulting from the acceleration of restricted stock to Mr. Tierney would be approximately $786,040.

     "Cause" is defined under Mr. Tierney's agreement to include criminal conduct constituting a felony offense, alcohol or drug abuse which impairs the performance of his duties, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties or to follow one or more specific written directives of the board, reasonable in nature and scope, or material breach of any provision of his agreement.

     "Good Reason" is defined under the agreement to mean (A) if he would be required to move his personal residence or perform his principal job functions more than fifty miles from his office; (B) if, in the organizational structure of the Company or the Bank, he would be required to report to a person or persons other than the Board of Directors; (C) if the Company should fail to maintain his base salary or fail to maintain employee benefit plans; (D) if he would be assigned substantial duties and responsibilities other than those normally associated with his position; or (E) if he is removed from or not re-nominated to the Board of Directors of the Company or the Bank.

     "Change in Control" is (A) the acquisition by any person of 50% or more of PSB Group's outstanding voting securities and (B) the individuals who were members of the Board of Directors (the "Current Board Members") cease to constitute a majority of the Board of the Company or its successor; however, if the election or the nomination for election of any new director of the Company or its successor is approved by a vote of a majority of the individuals who are Current Board Members, such new director shall be considered a Current Board Member; or (C) the Company's shareholders approve (1) a merger of the Company and the shareholders of the Company immediately before such merger do not, as a result of the merger, own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities of the resulting company; or (2) a complete liquidation or dissolution or an agreement for the sale or other disposition of all or substantially all of the assets of the Company.

     David A. Wilson, Tami Janowicz, and Catherine Revord. The Company has entered into management continuity agreements with Mr. Wilson, Ms. Janowicz and Ms. Revord. The agreements generally provide for certain compensation to be paid to the executives following a "change of control" of the Company and the occurrence within the term of the management continuity agreement of either (1) the termination of the executive's employment by the Company for reasons other than cause; or (2) the constructive discharge of the executive. If such event occurs within the term of the agreement, then the executive is entitled to severance benefits as described below. In the event of the occurrence of either of these two events severance benefits become payable to the executive.

     The term of the agreements are one year from their effective dates; provided, however, The agreements automatically renew for an additional one year period on each anniversary of the effective dates unless terminated for one of the reasons enumerated in the agreement. Upon a change of control of the Company, the term of the agreements becomes a fixed term that expires on the third anniversary of the date of the change of control.

     The severance benefit payable to the executive is a multiple of the sum of the executive's average cash compensation plus the annual contribution that the Company would have made on his or her behalf to the Company's qualified retirement plans. The multiple shall be equal to the number of years, rounded to the nearest twelfth, remaining in the term of the agreement except that the multiple shall not exceed two nor be less than one. For purposes of the agreement, "average cash compensation" is the average base salary and bonus paid for the most recent five calendar years ending prior to the effective date of the change of control. The executive is also entitled to the acceleration of the vesting of any stock options that he or she had outstanding.

     Severance benefits payable to the executives under the management continuity agreements are to be reduced to the extent necessary to prevent such benefits from constituting an "excess parachute payment" under Section 280G of the Internal Revenue Code (the "Code"). Such reduction is intended to assure that such benefits shall not be characterized as not deductible by the Company for federal income tax purposes due to the provisions of Section 280G of the Code.

     For purposes of the management continuity agreement, "constructive discharge" is defined as the occurrence of one or more of the following without the executive's consent: (i) the executive is not reelected to the office he or she currently holds with the Company; (ii) the removal of or failure to vest in the executive the duties and responsibilities he or she reasonably needs to serve in the office the executive currently holds with the Company; (iii) the Company notifies the executive that it is terminating the executive's employment without cause; (iv) the relocation of the executive's office to a place more than 50 miles from Madison Heights, Michigan; or (v) the Company otherwise commits a material breach of its obligations under the management continuity agreement.

     The definition of "Change of Control" is substantially similar to the definition included above for Mr. Tierney's employment agreement.

     If a termination of Mr. Wilson, Ms. Janowicz or Ms. Revord occurred upon a change of control on December 31, 2006, the estimated aggregate value of compensation, benefits and the economic benefit resulting from the acceleration of stock options to the executive would be approximately $266,958 in the case of Mr. Wilson; $202,611, Ms. Janowicz; and $199,078, Ms. Revord.

                    INTERLOCKS AND RELATED PARTY TRANSACTIONS

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     As noted above, the members of the Compensation and Benefits Committee are Mr. Michael Kowalski, Mr. Sydney Ross, Mr. Longine Morawski, Ms. Catherine Revord (nonvoting) and Mr. Michael J. Tierney (nonvoting). Mr. Tierney is the current President and Chief Executive Officer of the Company, and Ms. Revord is the current Human Resources Director of the Company. While Mr. Tierney and Ms. Revord were specifically excluded from any Committee discussion concerning their own compensation, they did participate in the Committee's discussion concerning other key executives' compensation. Neither Mr. Kowalski, Mr. Ross, nor Mr. Morawski is or ever was, an officer of the Company. No executive officer of the Company served as a director or on the compensation committee of any other entity in 2006. None of Mr. Kowalski, Mr. Ross or Mr. Morawski had any relationship with the Company which would have required disclosure under the caption "Transactions with Certain Related Persons" immediately below.

TRANSACTIONS WITH CERTAIN RELATED PERSONS

     The Company has had, and expects to have in the future, loan and other banking transactions in the ordinary course of business with many of its directors, officers and associates. All extensions of credit to such persons have been made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and in the opinion of the management of the Company, do not involve more than a normal risk of collectability or present other unfavorable features. All loans to directors or executive officers of the Company require the approval of the Board of Directors, except that members requesting such loans are prohibited from attending the discussion or participating in the vote on such loan. During 2006, new loans totaling $911,000 were made to such persons and repayments totaled $112,000. As of December 31, 2006, directors and officers were indebted to the Company for loans totaling $2,117,000.

     Turner and Associates Consultants, for which a director, Edward H. Turner, serves as President, was engaged by the Company in 2006 for services in connection with loan review, credit, collections, litigation and administration. Turner and Associates Consultants received approximately $201,391 in 2006 for services rendered to the Company. Similar to the Company's policy with respect to extensions of credit discussed above, the board reviews all non-credit related transactions involving the Company and related parties. The board requires that such transactions be on an arms-length basis, and on terms which would generally be available from an unaffiliated third party. All such transactions must be approved by a majority vote of the entire board of directors.

                          COMPENSATION COMMITTEE REPORT

     The Compensation and Benefits Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management; and based on the review and discussions, the Compensation and Benefits Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company's Annual Report on Form 10-K and this Proxy Statement.

                     THE COMPENSATION AND BENEFITS COMMITTEE

          Michael J. Kowalski
          Longine V. Morawski
          Michael J. Tierney (Nonvoting)
          Robert L. Cole (Nonvoting)
          Catherine M. Revord (Nonvoting)
          Sydney L. Ross
          David L. Wood

                             AUDIT COMMITTEE REPORT

     The Company's Audit Committee is comprised of four directors (Messrs. Jacobs, Morawski, Ross, and Wood). Mr. Jacobs, Mr. Morawski, Mr. Ross and Mr. Wood are independent, under the definition contained in Rule 4200(a)(15) of the NASD's listing standards. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is available on the Company's website maintained at www.psbnetbank.com.

     In connection with the audited financial statements contained in the Company's 2006 Annual Report on Form 10-K for the fiscal year ended December 31, 2006, the Audit Committee reviewed and discussed the audited financial statements with management and Plante & Moran, PLLC. The Audit Committee discussed with Plante & Moran the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380). The Audit Committee has also received the written disclosures and the letter from Plante & Moran required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with them their independence.

     Based on the review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

                               THE AUDIT COMMITTEE

          Longine V. Morawski
          Sydney L. Ross
          James B. Jacobs
          David L. Wood

                           COMPLIANCE WITH SECTION 16

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than 10% of any registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% shareholders are required by regulation to furnish the Company with copies of all Section 16(a) reports they file.

     Based on its review of the copies of the reports it has received and written representations provided to the Company from the individuals required to file the reports, the Company believes that all directors and executives of the Company filed all reports required on a timely basis pursuant to Section 16 of the Securities Exchange Act of 1934, except as follows: Michael J. Tierney filed one Form 4 representing 3 transactions 14 days late and one Form 4 representing 1 transaction 2 days late.

                       REQUIREMENTS, INCLUDING DEADLINES,
           FOR SUBMISSION OF PROXY PROPOSALS, NOMINATION OF DIRECTORS
                       AND OTHER BUSINESS OF SHAREHOLDERS

     Under our Bylaws, certain procedures are provided which a shareholder must follow to nominate persons for director or to introduce an item of business at an Annual Meeting of Shareholders. Nominations for directors or introduction of an item of business should be submitted in writing to the Company's president at 1800 East 12 Mile Road, Madison Heights, Michigan 48071-2600. The nomination or proposed item must be received:

          - no later than 90 days before the first anniversary of the preceding year's annual meeting of shareholders; and

          - no earlier than the close of business on the 120th day before the first anniversary of the preceding year's annual meeting of shareholders.

     The nomination must contain the following information about the nominee:

          -    name and address;

          - a description of all arrangements or understandings between the shareholder and the nominee;

          - the number and kinds of securities of the Company held by the nominee;

          - such other information regarding the proposed nominee as may be requested by the board of directors; and

          - a signed consent of the nominee to serve as a director of the Company, if elected.

     Notice of a proposed item of business must include:

          - a brief description of the matter and the reasons for introducing such matter at the Annual Meeting;

          -    the shareholder's name and address;

          - the class and number of shares of the Company's capital stock held by the shareholder; and

          -    any material interest of the shareholder in such business.

     The chairman of the meeting may refuse to allow the transaction of any business not presented beforehand, or to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

     A shareholder complying with the above procedures may still not be entitled to have its proposals included in next year's proxy statement. Under the rules of the SEC, shareholder proposals must be received by us in writing addressed to: David A. Wilson, Secretary at the office address set forth above no later than November 27, 2007 for inclusion in the proxy statement and form of proxy relating to that meeting.

     The discussion above is intended merely as a summary. Persons wishing to submit a proposal or a nominee for director should consult the Company's bylaws, a copy of which can be obtained free of charge by writing to David A. Wilson, Secretary at the office address set forth above.

     Whether or not you plan to attend the Meeting, please vote by marking, signing, dating and promptly returning the enclosed proxy in the enclosed envelope.

     A COPY OF PSB GROUP, INC.'S 2006 ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION MAY BE OBTAINED BY SHAREHOLDERS, WITHOUT CHARGE, UPON WRITTEN REQUEST TO DAVID A. WILSON, SECRETARY, 1800 EAST 12 MILE ROAD, MADISON HEIGHTS, MICHIGAN 48071-2600.

                                        By Order of the Board of Directors,


                                        ----------------------------------------
                                        David A. Wilson
                                        Secretary

                                                     PSB GROUP, INC.

[X] PLEASE MARK VOTES AS IN THIS                                                                                   WITH-
    EXAMPLE                                                                                                  FOR    HOLD

              ANNUAL MEETING OF SHAREHOLDERS                1.   Election of Director:
                      APRIL 24, 2007                             David L. Wood and Michael J. Tierney        [ ]    [ ]
                 2:00 P.M., EASTERN TIME
         THIS PROXY IS SOLICITED ON BEHALF OF THE                                                FOR   AGAINST   ABSTAIN
                   BOARD OF DIRECTORS
                                                            2.   To ratify the selection of      [ ]     [ ]       [ ]
     The undersigned hereby appoints the official Proxy          Plante & Moran, PLLC as
Committee of PSB Group, Inc. (the "Company"), with full          independent auditors of the
power of substitution, to act as proxy for the                   Company for the 2007 fiscal
undersigned, and to vote all shares of Common Stock of           year.
the Company that the undersigned is entitled to vote at
the Annual Meeting of Shareholders, to be held on                     THE BOARD OF DIRECTORS RECOMMENDS A VOTE
Tuesday, April 24, 2007, at 2:00 p.m., at the Ukranian                   "FOR" EACH OF THE LISTED PROPOSALS.
Cultural Center, 26601 Ryan Road, Warren, Michigan, and
at any and all adjournments thereof, as indicated on this   THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED, BUT
proxy.                                                      IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED
                                                            "FOR" EACH OF THE PROPOSALS LISTED. IF ANY OTHER BUSINESS IS
                                                            PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED BY
                                                            THE PROXIES IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE
                                                            BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE
                                                            PRESENTED AT THE ANNUAL MEETING. THIS PROXY ALSO CONFERS
                                                            DISCRETIONARY AUTHORITY ON THE BOARD OF DIRECTORS TO VOTE
                                                            WITH RESPECT TO THE ELECTION OF ANY PERSON AS DIRECTOR WHERE
                                                            THE NOMINEES ARE UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT
                                                            SERVE AND MATTERS INCIDENT TO THE CONDUCT OF THE MEETING.

                                                            Our 2006 Annual Report, which is not a part of the proxy
                                                            soliciting material, is enclosed.

                                                            You can vote if you are a shareholder of record on March 1,
                                                            2007.

                                                            A majority of shares of common stock must be represented at the meeting. If there are insufficient shares, the meeting may be adjourned.

   Please be sure to sign and date      Date
     this Proxy in the box below.       _________________


-------------------------------------
Shareholder sign above

                       DETACH ABOVE CARD, DATE, SIGN AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED.

                                                     PSB GROUP, INC.

     THE ABOVE-SIGNED ACKNOWLEDGES RECEIPT FROM THE COMPANY PRIOR TO THE EXECUTION OF THIS PROXY, OF A NOTICE OF ANNUAL
MEETING OF SHAREHOLDERS, A PROXY STATEMENT DATED MARCH 26, 2007, AND THE ANNUAL REPORT TO SHAREHOLDERS.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE
PROXY IN THE ENVELOPE PROVIDED.

_________________________________________________________

_________________________________________________________

_________________________________________________________